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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) OCTOBER 15, 2001


                               TRC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   1-9947                  06-0853807
----------------------------    ----------------    ----------------------------
(State or other jurisdiction    (Commission File    (IRS Employer Identification
 of incorporation)               Number)             Number)




          5 WATERSIDE CROSSING
          WINDSOR, CONNECTICUT                              06095
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(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (860) 298-9692




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Effective October 15, 2001, the Company completed the acquisition of the SITE-Blauvelt group of companies ("SITE"). SITE is a transportation infrastructure firm headquartered in Mt. Laurel, New Jersey with offices in a number of other states. The capital stock of SITE was acquired from a group of employee shareholders who had no prior relationships with the Company. The purchase price of approximately $21.5 million (before contingent consideration) consisted of 557,802 shares of the Company's common stock valued using the average closing price of the stock for the 55-day period ended September 28, 2001. The Company agreed to pay the fees of SITE's financial advisor of approximately $1.1 million. The Company may make additional payments if certain financial goals are achieved in each of the next three years. The acquisition has been accounted for using the purchase method of accounting.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information

These financial statements and the pro forma financial information are in process of being prepared and will be filed as an amendment to this report as soon as practicable, but not later than December 14, 2001.

(c) Exhibits

     10.5 Agreement and Plan of Merger and Reorganization, dated as of October 9, 2001, by and among (1) TRC Companies, Inc., a Delaware corporation (the "Parent"); (2) TRC Infrastructure, Inc., a New York corporation; TRC Infrastructure, Inc., a New Jersey corporation; and TRC Infrastructure, Inc., a Virginia corporation; (3) SITE-Blauvelt Engineers, Inc., a New York corporation; Site Construction Services, Inc., a New Jersey corporation; and SITE-Blauvelt Engineers, Inc., a Virginia corporation; and (4) Joseph C. Mendel, F. Walter Riebenack, John J. Calzolano and John W. Gildea.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               TRC COMPANIES, INC.

October 26, 2001               by: /s/ Harold C. Elston, Jr.
                                  ------------------------------
                                       Harold C. Elston, Jr.
                               Senior Vice President and Chief Financial Officer
                               (Chief Accounting Officer)




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                                  EXHIBIT 10.5


Agreement and Plan of Merger and Reorganization, dated as of October 9, 2001, by and among (1) TRC Companies, Inc., a Delaware corporation (the "Parent"); (2) TRC Infrastructure, Inc., a New York corporation; TRC Infrastructure, Inc., a New Jersey corporation; and TRC Infrastructure, Inc., a Virginia corporation;
(3) SITE-Blauvelt Engineers, Inc., a New York corporation; Site Construction Services, Inc., a New Jersey corporation; and SITE-Blauvelt Engineers, Inc., a Virginia corporation; and (4) Joseph C. Mendel, F. Walter Riebenack, John J. Calzolano and John W. Gildea.




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